Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 Telephone: 203 622 3131 203 622 6080 unitedrentals.com
United Rentals Announces Second Quarter 2011 Results
Updates Full Year Financial Targets
GREENWICH, Conn. — July 19, 2011 — United Rentals, Inc. (NYSE: URI) today announced financial results for the second quarter 2011. Total revenue was $629 million and rental revenue was $524 million, compared with $557 million and $450 million, respectively, for the same period last year.
On a GAAP basis, the company reported second quarter 2011 income from continuing operations of $28 million, or $0.38 per diluted share, compared with $12 million, or $0.18 per diluted share, for the same period last year. Adjusted EPS for the quarter, which excludes the impact of special items, was $0.40 per diluted share, compared with $0.25 per diluted share the prior year.
Second Quarter 2011 Highlights
•
Rental revenue increased 16.4%, reflecting year-over-year increases of 6.1% in rental rates and 13.8% in the volume of equipment on rent. The company has reaffirmed its outlook for an increase in rental rates of at least 5% for the full year.

•
Time utilization was 69.0%, an increase of 3.6 percentage points from the same period last year, and a new second quarter record for the company. The company has raised its outlook for a full-year increase in time utilization to approximately 2.5 percentage points year-over-year.

•	The company generated $41 million of proceeds from used equipment sales at a gross margin of 31.7%, compared with $37 million of proceeds at a gross margin of 24.3% for the same period last year.

•
Adjusted EBITDA was $221 million, an increase of $42 million compared with the same period last year. Adjusted EBITDA margin was 35.1%, an increase of 3.0 percentage points compared with the same period last year.

CEO Comments
Michael Kneeland, chief executive officer of United Rentals, said, “Our strong numbers in the quarter defied a flat construction environment, and elevated our performance well above the same period last year. It was our fifth consecutive quarter of record time utilization, with a gain of more than six points of rate on a larger fleet. As we capitalize on the increasing demand for our equipment, we are also scrutinizing our cost structure for sound ways to enhance our operating leverage.”
Kneeland continued, “Looking to the balance of the year, we expect our performance to remain robust as we move closer to our near term goal of a billion dollars of EBITDA and stronger margins. Although the recovery itself can be difficult to predict, our results are being propelled by a strategic plan that does not rely on our operating environment. We are continuing to shape our customer mix, fleet mix and operations in ways that create demand for our equipment now and in the long-term.”

Six Months 2011 Results
For the first half 2011, the company reported total revenue of $1,152 million and rental revenue of $958 million, compared with $1,035 million and $830 million, respectively, for the same period last year.
On a GAAP basis, the company reported income from continuing operations of $8 million, or $0.10 per diluted share, for the first half 2011, compared with a loss of $28 million, or $0.46 per diluted share, for the same period last year. Adjusted EPS was $0.14 per diluted share, compared with a loss of $0.28 per diluted share last year. Adjusted EBITDA margin was 31.8% for the first half 2011, an increase of 3.4 percentage points compared with the same period last year.
Free Cash Flow and Fleet Size
For the first half 2011, free cash (usage) flow was $(48) million, after total rental and non-rental capital expenditures of $425 million. By comparison, free cash flow for the first half 2010 was $107 million after total rental and non-rental capital expenditures of $186 million. Free cash flow for the first half 2010 included the receipt of a $55 million federal tax refund.
The company has updated its outlook for full year free cash flow to a range of $5 million to $10 million, including net rental capital expenditures of $450 million to $500 million. Gross rental purchases are now estimated to be approximately $650 million.
The size of the rental fleet was $4.18 billion of original equipment cost at June 30, 2011, compared with $3.79 billion at December 31, 2010. The age of the rental fleet was 46.5 months on a unit-weighted basis at June 30, 2011, compared with 47.7 months at December 31, 2010.
Return on Invested Capital (ROIC)
Return on invested capital was 4.6% for the 12 months ended June 30, 2011, an increase of 2.0 percentage points from the same period last year. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by the averages of stockholders’ equity (deficit), debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the federal statutory tax rate of 35% is used to calculate after-tax operating income.
Conference Call
United Rentals will hold a conference call tomorrow, Wednesday, July 20, 2011, at 11:00 a.m. Eastern Time. The conference call will be available live by audio webcast at unitedrentals.com, where it will be archived, and by calling 866-261-2650.
Non-GAAP Measures
Free cash (usage) flow, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, and adjusted earnings per share (adjusted EPS) are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. Adjusted EPS represents EPS plus the sum of the restructuring and asset impairment charges and gains/losses on the repurchase/redemption of debt securities and retirement of subordinated convertible debentures. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash (usage) flow to a GAAP financial measure is unavailable to the company without unreasonable effort.
About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 539 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 7,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,900 classes of equipment with a total original cost of $4.18 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) a slowdown in the recovery of North American construction and industrial activities, which decreased during the economic downturn and significantly affected our revenues and profitability, may further reduce demand for equipment and prices that we can charge; (2) a decrease in levels of infrastructure spending, including lower than expected government funding for stimulus-related construction projects; (3) our highly leveraged capital structure, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions; (4) restrictive covenants in our debt agreements, which could limit our financial and operation flexibility; (5) noncompliance with covenants in our debt agreements, which could result in termination of our credit facilities and acceleration of outstanding borrowings; (6) inability to access the capital that our business may require; (7) inability to collect on contracts with customers; (8) incurrence of impairment charges; (9) the potential consequences of litigation and other claims relating to our business, including certain claims that our insurance may not cover; (10) an increase in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves; (11) incurrence of additional costs and expenses in connection with litigation, regulatory or investigatory matters; (12) increases in our maintenance and replacement costs as we age our fleet, and decreases in the residual value of our equipment; (13) inability to sell our new or used fleet in the amounts, or at the prices, we expect; (14) challenges associated with past or future acquisitions, such as undiscovered liabilities and integration issues; (15) management turnover and inability to attract and retain key personnel; (16) our rates and time utilization being less than anticipated; (17) our costs being more than anticipated, the inability to realize expected savings and the inability to obtain key equipment and supplies; (18) disruptions in our information technology systems; (19) competition from existing and new competitors; and (20) labor difficulties and labor-based legislation affecting labor relations and operations generally. For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.
# # #
Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues:
Equipment rentals	$524	$450	$958	$830
Sales of rental equipment	41	37	73	72
Sales of new equipment	21	21	36	40
Contractor supplies sales	22	26	43	49
Service and other revenues	21	23	42	44

Total revenues	629	557	1,152	1,035

Cost of revenues:
Cost of equipment rentals, excluding depreciation	246	217	479	431
Depreciation of rental equipment	103	95	202	191
Cost of rental equipment sales	28	28	46	52
Cost of new equipment sales	17	18	29	34
Cost of contractor supplies sales	16	19	30	35
Cost of service and other revenues	8	9	17	18

Total cost of revenues	418	386	803	761

Gross profit	211	171	349	274

Selling, general and administrative expenses	100	90	195	176
Restructuring charge	2	6	3	12
Non-rental depreciation and amortization	14	16	26	29

Operating income	95	59	125	57

Interest expense, net	57	54	113	115
Interest expense — subordinated convertible debentures	2	2	4	4
Other income, net	(3)	—	(4)	(1)

Income (loss) from continuing operations before provision (benefit) for income taxes	39	3	12	(61)

Provision (benefit) for income taxes	11	(9)	4	(33)

Income (loss) from continuing operations	28	12	8	(28)

Loss from discontinued operation, net of taxes	(1)	—	(1)	—

Net income (loss)	$27	$12	$7	$(28)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.38	$0.18	$0.10	$(0.46)
Loss from discontinued operation	(0.01)	—	(0.01)	—

Net income (loss)	$0.37	$0.18	$0.09	$(0.46)

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$58	$203
Accounts receivable, net	407	377
Inventory	70	39
Prepaid expenses and other assets	67	37
Deferred taxes	71	69

Total current assets	673	725

Rental equipment, net	2,520	2,280
Property and equipment, net	380	393
Goodwill and other intangible assets, net	319	227
Other long-term assets	60	68

Total assets	$3,952	$3,693

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Short-term debt and current maturities of long-term debt	$347	$229
Accounts payable	282	132
Accrued expenses and other liabilities	211	208

Total current liabilities	840	569

Long-term debt	2,542	2,576
Subordinated convertible debentures	87	124
Deferred taxes	399	385
Other long-term liabilities	60	59

Total liabilities	3,928	3,713

Incremental convertible debt obligation (temporary equity)	44	—

Common stock	1	1
Additional paid-in capital	472	492
Accumulated deficit	(593)	(600)
Accumulated other comprehensive income	100	87

Total stockholders’ deficit	(20)	(20)

Total liabilities and stockholders’ deficit	$3,952	$3,693

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$27	$12	$7	$(28)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	117	111	228	220
Amortization of deferred financing costs and original issue discounts	6	5	11	11
Gain on sales of rental equipment	(13)	(9)	(27)	(20)
Gain on sales of non-rental equipment	(1)	—	(1)	(1)
Stock compensation expense, net	4	3	6	4
Restructuring charge	2	6	3	12
Loss (gain) on repurchase/redemption of debt securities	—	(1)	—	3
Loss on retirement of subordinated convertible debentures	—	—	1	—
Increase (decrease) in deferred taxes	5	(23)	(4)	(47)
Changes in operating assets and liabilities:
Increase in accounts receivable	(51)	(24)	(15)	(7)
Increase in inventory	(6)	(14)	(30)	(16)
(Increase) decrease in prepaid expenses and other assets	(9)	18	(15)	55
Increase in accounts payable	57	51	147	61
Increase (decrease) in accrued expenses and other liabilities	4	(34)	(15)	(28)

Net cash provided by operating activities	142	101	296	219

Cash Flows From Investing Activities:
Purchases of rental equipment	(297)	(125)	(412)	(174)
Purchases of non-rental equipment	(8)	(7)	(13)	(12)
Proceeds from sales of rental equipment	41	37	73	72
Proceeds from sales of non-rental equipment	4	2	8	3
Purchases of other companies	(143)	—	(143)	—

Net cash used in investing activities	(403)	(93)	(487)	(111)

Cash Flows From Financing Activities:
Proceeds from debt	536	445	1,107	1,090
Payments of debt, including subordinated convertible debentures	(441)	(435)	(1,086)	(1,332)
Proceeds from the exercise of common stock options	26	—	30	—
Shares repurchased and retired	—	—	(7)	(1)
Cash paid in connection with convertible note hedge transactions, net	(9)	—	(5)	—
Excess tax benefits from share-based payment arrangements, net	—	—	—	(1)

Net cash provided by (used in) financing activities	112	10	39	(244)

Effect of foreign exchange rates	2	(8)	7	(3)

Net (decrease) increase in cash and cash equivalents	(147)	10	(145)	(139)
Cash and cash equivalents at beginning of period	205	20	203	169

Cash and cash equivalents at end of period	$58	$30	$58	$30

Supplemental disclosure of cash flow information:
Cash (paid) received for taxes, net	$(5)	$(3)	$(16)	$50
Cash paid for interest, including subordinated convertible debentures	64	88	98	121

UNITED RENTALS, INC.
SEGMENT PERFORMANCE
($ in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011	2010	Change		2011	2010	Change
General Rentals
Reportable segment revenue	$577	$515	12.0%		$1,061	$958	10.8%
Reportable segment operating income	84	56	50.0%		110	57	93.0%
Reportable segment operating margin	14.6%	10.9%	3.7	pp	10.4%	5.9%	4.5	pp

Trench Safety, Power & HVAC
Reportable segment revenue	$52	$42	23.8%		$91	$77	18.2%
Reportable segment operating income	13	9	44.4%		18	12	50.0%
Reportable segment operating margin	25.0%	21.4%	3.6	pp	19.8%	15.6%	4.2	pp

Total United Rentals
Total revenue	$629	$557	12.9%		$1,152	$1,035	11.3%
Total segment operating income (1)	97	65	49.2%		128	69	85.5%
Total segment operating margin (1)	15.4%	11.7%	3.7	pp	11.1%	6.7%	4.4	pp

(1)	Excludes unallocated restructuring charge.
DILUTED EARNINGS (LOSS) PER SHARE CALCULATION
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Income (loss) from continuing operations	$28	$12	$8	$(28)
Convertible debt interest-1 7/8% notes	—	—	—	—

Income (loss) from continuing operations available to common stockholders	28	12	8	(28)
Loss from discontinued operation	(1)	—	(1)	—

Net income (loss) available to common stockholders	$27	$12	$7	$(28)

Weighted-average common shares	62.5	60.5	61.7	60.4
Employee stock options and warrants	0.9	0.3	1.5	—
Convertible subordinated notes — 1 7/8%	1.0	5.3	—	—
Convertible subordinated notes — 4%	9.1	1.0	9.4	—
Restricted stock units	0.6	0.6	0.7	—

Weighted average diluted shares	74.1	67.7	73.3	60.4

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.38	$0.18	$0.10	$(0.46)
Loss from discontinued operation	(0.01)	—	(0.01)	—

Net income (loss)	$0.37	$0.18	$0.09	$(0.46)

UNITED RENTALS, INC.
ADJUSTED EARNINGS (LOSS) PER SHARE GAAP RECONCILIATION
We define “Earnings (loss) per share from continuing operations — adjusted” as the sum of (i) earnings (loss) per share from continuing operations — GAAP, as reported plus the after-tax impacts of (ii) restructuring charge, (iii) (gain) loss on repurchase/redemption of debt securities and retirement of subordinated convertible debentures and (iv) asset impairment charge. Management believes adjusted earnings (loss) per share from continuing operations provides useful information concerning future profitability. However, adjusted earnings (loss) per share from continuing operations is not a measure of financial performance under GAAP. Accordingly, adjusted earnings (loss) per share from continuing operations should not be considered an alternative to GAAP earnings (loss) per share from continuing operations. The table below provides a reconciliation between earnings (loss) per share from continuing operations — GAAP, as reported, and earnings (loss) per share from continuing operations — adjusted.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Earnings (loss) per share from continuing operations — GAAP, as reported	$0.38	$0.18	$0.10	$(0.46)

After-tax impact of:

Restructuring charge (1)	0.01	0.06	0.02	0.13

(Gain) loss on repurchase/retirement of debt securities and subordinated convertible debentures	—	(0.01)	0.01	0.03

Asset impairment charge (2)	0.01	0.02	0.01	0.02

Earnings (loss) per share from continuing operations — adjusted	$0.40	$0.25	$0.14	$(0.28)

(1)	Relates to branch closure charges and severance costs.

(2)	Primarily write-offs of leasehold improvements and other fixed assets.

UNITED RENTALS, INC.
EBITDA AND ADJUSTED EBITDA GAAP RECONCILIATION
(In millions)
EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, inerest expense-subordinated convertible debentures, depreciation of rental equipment, and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliation, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation between net income (loss) and EBITDA and adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss)	$27	$12	$7	$(28)
Loss from discontinued operation, net of taxes	1	—	1	—
Provision (benefit) for income taxes	11	(9)	4	(33)
Interest expense, net	57	54	113	115
Interest expense — subordinated convertible debentures	2	2	4	4
Depreciation of rental equipment	103	95	202	191
Non-rental depreciation and amortization	14	16	26	29

EBITDA (A)	215	170	357	278
Restructuring charge (1)	2	6	3	12
Stock compensation expense, net (2)	4	3	6	4

Adjusted EBITDA (B)	$221	$179	$366	$294

(A)	Our EBITDA margin was 34.2% and 30.5% for the three months ended June 30, 2011 and 2010, respectively, and 31.0% and 26.9% for the six months ended June 30, 2011 and 2010, respectively.

(B)	Our adjusted EBITDA margin was 35.1% and 32.1% for the three months ended June 30, 2011 and 2010, respectively, and 31.8% and 28.4% for the six months ended June 30, 2011 and 2010, respectively.

(1)	Relates to branch closure charges and severance costs.

(2)	Represents non-cash, share-based payments associated with the granting of equity instruments.

UNITED RENTALS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO EBITDA AND AJUSTED EBITDA
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$142	$101	$296	$219
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Loss from discontinued operation, net of taxes	1	—	1	—
Amortization of deferred financing costs and original issue discounts	(6)	(5)	(11)	(11)
Gain on sales of rental equipment	13	9	27	20
Gain on sales of non-rental equipment	1	—	1	1
Restructuring charge (1)	(2)	(6)	(3)	(12)
Stock compensation expense, net (2)	(4)	(3)	(6)	(4)
(Loss) gain on repurchase/redemption of debt securities	—	1	—	(3)
Loss on retirement of subordinated convertible debentures	—	—	(1)	—
Changes in assets and liabilities	1	(18)	(61)	(3)
Cash paid for interest, including subordinated convertible debentures	64	88	98	121
Cash paid (received) for taxes, net	5	3	16	(50)

EBITDA	215	170	357	278
Add back:
Restructuring charge (1)	2	6	3	12
Stock compensation expense, net (2)	4	3	6	4

Adjusted EBITDA	$221	$179	$366	$294

(1)	Relates to branch closure charges and severance costs.

(2)	Represents non-cash, share-based payments associated with the granting of equity instruments.

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(In millions)
We define free cash flow as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. Management believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance or liquidity. The table below provides a reconciliation between net cash provided by operating activities and free cash flow.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$142	$101	$296	$219
Purchases of rental equipment	(297)	(125)	(412)	(174)
Purchases of non-rental equipment	(8)	(7)	(13)	(12)
Proceeds from sales of rental equipment	41	37	73	72
Proceeds from sales of non-rental equipment	4	2	8	3
Excess tax benefits from share-based payment arrangements, net	—	—	—	(1)

Free cash flow	$(118)	$8	$(48)	$107